Exhibit 99.1

ARGAN, INC. REPORTS THIRD QUARTER EARNINGS

December 8, 2014 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) today announced financial results for the three and nine months ended October 31, 2014.

For the quarter ended October 31, 2014, revenues were $127.6 million compared to $63.5 million for the quarter ended October 31, 2013. Gemma Power Systems LLC and affiliates (Gemma) contributed $125.7 million, or 99% of revenues in the third quarter of fiscal 2015, compared to $61.1 million, or 96% of revenues in the third quarter of fiscal 2014.

For the nine months ended October 31, 2014, revenues were $280.8 million compared to $168.0 million during the nine months ended October 31, 2013. Gemma contributed $275.9 million, or 98% of revenues in the first nine months of fiscal 2015, compared to $160.4 million, or 95% of revenues in the first nine months of fiscal 2014.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) attributable to the stockholders of Argan, Inc. of $20.9 million for the quarter ended October 31, 2014 compared to $20.3 million for the same prior year period. Gemma recorded $22.3 million in EBITDA for the third quarter of fiscal 2015 compared to $21.2 million for the third quarter of fiscal 2014. Argan reported EBITDA attributable to the stockholders of Argan, Inc. of $40.3 million for the nine months ended October 31, 2014 compared to $50.5 million for the same prior year period. Gemma, for its segment, recorded $44.3 million in EBITDA for the first nine months of fiscal 2015 compared to $51.9 million for the first nine months of fiscal 2014.

In the third quarter of fiscal 2015, the Company reported income before income taxes of $24.9 million compared to income before income taxes of $20.6 million in the third quarter of fiscal 2014.

For the first nine months of fiscal 2015, the Company reported income before income taxes of $48.8 million compared to income before income taxes of $52.8 million for the first nine months of fiscal 2014.

Net income attributable to the stockholders of Argan for the quarter ended October 31, 2014 was $12.4 million, or $0.84 per diluted share based on 14,795,000 diluted shares outstanding, compared to net income attributable to the stockholders of Argan of $11.9 million, or $0.83 per diluted share based on 14,365,000 diluted shares outstanding, for the quarter ended October 31, 2013.

Net income attributable to the stockholders of Argan for the nine months ended October 31, 2014 was $24.4 million, or $1.66 per diluted share based on 14,761,000 diluted shares outstanding, compared to net income attributable to the stockholders of Argan of $31.0 million, or $2.16 per diluted share based on 14,302,000 diluted shares outstanding, for the nine months ended October 31, 2013.

Argan had consolidated cash of $361.0 million as of October 31, 2014 and was debt free. Consolidated working capital increased during the current fiscal year to date to approximately $162.0 million as of October 31, 2014 and consolidated tangible net worth increased to $156.6 million in the same period.

Gemma’s backlog as of October 31, 2014 was $520 million compared to $832 million as of October 31, 2013. The October 31, 2014 backlog includes primarily the combined cycle gas fired power plants for Panda Liberty and Panda Patriot.

Commenting on Argan’s financial results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “We are pleased with the operational performance of Gemma which is in the middle of constructing the Panda Liberty and Panda Patriot power plants. In comparing both the fiscal 2015 third quarter and year to date results to the same periods in the prior year, Gemma has excelled in construction activities in the current year while last fiscal year results included substantial development fees which are not recurring in fiscal 2015.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,

	2014	2013	2014	2013
REVENUES

Power industry services	$125,660,000	$61,103,000	$275,902,000	$160,392,000
Telecommunications infrastructure services	1,904,000	2,349,000	4,883,000	7,572,000

Revenues	127,564,000	63,452,000	280,785,000	167,964,000

COST OF REVENUES
Power industry services	95,863,000	38,012,000	215,174,000	104,062,000
Telecommunications infrastructure services	1,388,000	1,564,000	3,684,000	5,741,000

Cost of revenues	97,251,000	39,576,000	218,858,000	109,803,000

GROSS PROFIT	30,313,000	23,876,000	61,927,000	58,161,000
Selling, general and administrative expenses	5,473,000	3,545,000	13,332,000	8,589,000

INCOME FROM OPERATIONS	24,840,000	20,331,000	48,595,000	49,572,000
Gains on the deconsolidation of variable interest entities	--	--	--	2,444,000
Other income, net	99,000	261,000	162,000	827,000

INCOME BEFORE INCOME TAXES	24,939,000	20,592,000	48,757,000	52,843,000
Income tax expense	8,180,000	8,143,000	15,177,000	19,531,000

NET INCOME	16,759,000	12,449,000	33,580,000	33,312,000
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,337,000	521,000	9,133,000	2,351,000

NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$12,422,000	$11,928,000	$24,447,000	$30,961,000

EARNINGS PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$0.86	$0.85	$1.70	$2.21

Diluted	$0.84	$0.83	$1.66	$2.16

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,470,000	14,093,000	14,390,000	14,022,000

Diluted	14,795,000	14,365,000	14,761,000	14,302,000

CASH DIVIDEND DECLARED, PER COMMON SHARE	$0.70	$0.75	$0.70	$0.75

ARGAN, INC. AND SUBSIDIARIES Reconciliations to EBITDA Consolidated Operations (Unaudited)

	Three Months Ended October 31,

	2014	2013
Net income	$16,759,000	$12,449,000
Less income attributable to noncontrolling interests	(4,337,000)	(521,000)
Interest expense	--	--
Income tax expense	8,259,000	8,143,000
Depreciation	140,000	142,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA attributable to the stockholders of Argan, Inc.	$20,882,000	$20,274,000

Reconciliations to EBITDA Power Industry Services (Unaudited)

	Three Months Ended October 31,

	2014	2013
Income before income taxes	$26,409,000	$21,537,000
Less pre-tax income attributable to noncontrolling interests	(4,258,000)	(521,000)
Interest expense	--	--
Depreciation	94,000	96,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA attributable to the stockholders of Argan, Inc.	$22,306,000	$21,173,000

Reconciliations to EBITDA Consolidated Operations (Unaudited)

	Nine Months Ended October 31,

	2014	2013
Net income	$33,580,000	$33,312,000
Less income attributable to noncontrolling interests	(9,133,000)	(2,351,000)
Interest expense	--	(161,000)
Income tax expense	15,256,000	19,100,000
Depreciation	423,000	407,000
Amortization of purchased intangible assets	182,000	182,000

EBITDA attributable to the stockholders of Argan, Inc.	$40,308,000	$50,489,000

Reconciliations to EBITDA Power Industry Services (Unaudited)

	Nine Months Ended October 31,

	2014	2013
Income before income taxes	$52,846,000	$54,345,000
Less pre-tax income attributable to noncontrolling interests	(9,054,000)	(2,782,000)
Interest expense	--	(161,000)
Depreciation	286,000	268,000
Amortization of purchased intangible assets	182,000	182,000

EBITDA attributable to the stockholders of Argan, Inc.	$44,260,000	$51,852,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s GAAP results of operations. Pursuant to the requirements of SEC Regulation G, reconciliations between the Company’s GAAP and non-GAAP financial results are included in the presentations above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2014	January 31, 2014
ASSETS	(Unaudited)	(Note 1)

CURRENT ASSETS
Cash and cash equivalents	$361,021,000	$272,209,000
Accounts receivable, net of allowance for doubtful accounts	22,905,000	23,687,000
Costs and estimated earnings in excess of billings	314,000	527,000
Prepaid expenses	1,977,000	1,754,000
Notes receivable and accrued interest	1,711,000	204,000
Deferred income tax assets	517,000	178,000

TOTAL CURRENT ASSETS	388,445,000	298,559,000
Property, plant and equipment, net of accumulated depreciation (including $1,617,000 in costs related to a variable interest entity as of October 31, 2014)	5,551,000	4,183,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	1,906,000	2,088,000

TOTAL ASSETS	$414,378,000	$323,306,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$44,941,000	$22,589,000
Dividends payable	10,166,000	--
Accrued expenses	15,228,000	7,912,000
Billings in excess of costs and estimated earnings	156,159,000	134,736,000

TOTAL CURRENT LIABILITIES	226,494,000	165,237,000
Deferred income tax liabilities	295,000	292,000

TOTAL LIABILITIES	226,789,000	165,529,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	--	--
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 14,532,434 and 14,289,134 shares issued at October 31 and January 31, 2014, respectively; 14,529,201 and 14,285,901 shares outstanding at October 31 and January 31, 2014, respectively	2,180,000	2,143,000
Additional paid-in capital	107,223,000	100,863,000
Retained earnings	67,616,000	53,335,000
Treasury stock at cost – 3,233 shares at October 31 and January 31, 2014	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	176,986,000	156,308,000
Noncontrolling interests	10,603,000	1,469,000

TOTAL EQUITY	187,589,000	157,777,000

TOTAL LIABILITIES AND EQUITY	$414,378,000	$323,306,000

Note 1 – The condensed consolidated balance sheet as of January 31, 2014 has been derived from audited consolidated financial statements.